Exhibit 99.5

CHARTER OF THE CORPORATE GOVERNANCE AND NOMINATION COMMITTEE OF

THE BOARD OF DIRECTORS OF OSR HOLDINGS, INC.

I.	STATUS

The Corporate Governance and Nomination Committee (the “Nominating Committee”) is a committee of the Board of Directors (the “Board”) of OSR Holdings, Inc. (the “Company”).

II.	PURPOSE

The purpose of the Nominating Committee is to, among other things, discharge the responsibilities of the Board relating to the appropriate size, functioning, and needs of the Board including, but not limited to, recruitment and retention of high-quality directors and committee composition and structure.

III.	COMPOSITION OF THE COMMITTEE

The Nominating Committee shall consist of two or more directors as determined from time to time by the Board. Each member shall be “independent” in accordance with the listing standards of the Nasdaq Stock Market, as amended from time to time.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by majority vote, may designate a chairperson. Each Committee member shall have one vote. Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

IV.	MEETINGS AND PROCEDURES OF THE COMMITTEE

The Nominating Committee shall meet as often as it determines necessary to carry out its duties and responsibilities. The Nominating Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. A majority of the members of the Nominating Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Nominating Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

V.	DUTIES AND RESPONSIBILITIES

The Nominating Committee will be responsible for, among other things:

●	determining the qualifications, qualities, skills and other expertise required to be a director of the Company, and developing and recommending to the Board for approval criteria to be considered in selecting nominees for director;

●	identifying, reviewing and making recommendations of candidates to serve on the Board, including incumbent directors for reelection;

●	evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;

●	periodically reviewing and making recommendations to the Board regarding the Company’s process for stockholder communications with the Board, and making such recommendations to the Board with respect thereto;

●	evaluating nominations by stockholders of candidates for election to the Board;

●	evaluating the structure and organization of the Board and its committees and making recommendations to the Board for approvals;

●	periodically reviewing the Company’s corporate governance guidelines and code of business conduct and ethics and recommending to the Board any changes to such policies and principles; and

●	reviewing periodically the Nominating Committee’s charter and recommending any proposed changes to the Board, including undertaking an annual review of its own performance.

VI.	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Nominating Committee may conduct or authorize investigations into or studies of matters within the Nominating Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary.

The Nominating Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of independent outside legal counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this charter. The Nominating Committee shall set the compensation and oversee the work of any outside legal counsel and other advisors.

The Nominating Committee shall receive appropriate funding from the Company, as determined by the Nominating Committee in its capacity as a committee of the Board, for the payment of compensation to any outside legal counsel and any other advisors to the Nominating Committee.

Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Nominating Committee, except to the extent otherwise provided under applicable federal or state law.

VII.	DELEGATION OF AUTHORITY

The Nominating Committee may form subcommittees for any purpose that the Nominating Committee deems appropriate and may delegate to such subcommittees such power and authority as the Nominating Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Nominating Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Nominating Committee as a whole.

VIII.	EVALUATION OF THE NOMINATING COMMITTEE

The Nominating Committee shall, no less frequently than annually, evaluate its performance. In conducting this review, the Nominating Committee shall evaluate whether this charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Nominating Committee shall address all matters that the Nominating Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Nominating Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Nominating Committee were adequate for the Nominating Committee to complete its work in a thorough and thoughtful manner.

The Nominating Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this charter and any recommended changes to the Company’s or the Board’s policies or procedures.

IX.	AMENDMENTS

Any amendment or other modification of this charter shall be made and approved by the full Board.

X.	DISCLOSURE OF CHARTER

If required by the rules of the SEC or Nasdaq, this charter, as amended from time to time, shall be made available to the public on the Company’s website.